Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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        permitted by Rule 14a-6(e)(2))

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☐    Soliciting Material Under Rule 14a-12

SPX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

Telephone: (704) 752-4400

Facsimile: (704) 752-4405

March 17, 2004

Fellow Stockholders:

You are cordially invited to attend the SPX Corporation 2004 Annual Meeting of Stockholders on Wednesday, April 28, 2004 at 8:00 a.m. (Eastern Time), at the Ballantyne Resort Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277.

The principal business of the Annual Meeting will be to elect three directors, one of whom will be elected to a two-year term and two of whom will be elected to three-year terms.

All stockholders are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You also may vote by telephone or over the Internet, and if you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year’s meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,

John B. Blystone

Chairman, President and

Chief Executive Officer

SPX Corporation

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Wednesday, April 28, 2004

8:00 a.m.

Ballantyne Resort Hotel

10000 Ballantyne Commons Parkway

Charlotte, North Carolina 28277

The purpose of our Annual Meeting is to:

1.	Elect one director to a two-year term; and

2.	Elect two directors to three-year terms.

You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record on March 8, 2004. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

We have enclosed with this notice and proxy statement a copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003.

By Order of the Board of Directors,

Christopher J. Kearney

Vice President, Secretary

and General Counsel

Charlotte, North Carolina

March 17, 2004

SPX Corporation

Proxy Statement

This proxy statement and form of proxy are first being sent to stockholders on or about March 17, 2004.

Questions and Answers

What am I voting on?

We are soliciting your vote on:

•	the election of one director to a two-year term; and

•	the election of two directors to three-year terms.

Who is entitled to vote?

Stockholders at the close of business on March 8, 2004 (the record date) are entitled to vote. On that date, there were 75,966,743 shares of SPX common stock outstanding.

How many votes do I have?

Each share of SPX common stock that you own entitles you to one vote.

How do I vote?

All stockholders may vote by telephone or over the Internet as described on the enclosed proxy card. You also may vote by mail. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 8, 2004, the record date for voting.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Christopher J. Kearney and Patrick J. O’Leary to vote for the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominees and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and O’Leary.

May	I revoke my proxy?

You may revoke your proxy in one of four ways at any time before it is exercised:

1.	Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.
2.	Submit another proxy with a later date.
3.	Vote by telephone or Internet after you have given your proxy.
4.	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have voting authority and have not received voting instructions from you (so-called “broker non-votes”) are considered “shares present” for purposes of determining whether a quorum exists.

What vote is required to approve the election of the director nominees?

A majority of the shares present or represented by proxy at the Annual Meeting must approve the election of the directors. If you do not want to vote your shares for one or more of the nominees, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting. In the election of the nominees for director, an abstention will have the effect of a vote against the proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

How do I submit a stockholder proposal?

You must submit a proposal to be included in our proxy statement for the 2005 annual meeting no later than November 17, 2004. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (SEC). You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2005 annual meeting. We must receive your proposal in writing on or after November 29, 2004 but no later than December 29, 2004. If you submit your proposal after the deadline and we choose to consider it at the meeting, then the SEC rules permit individuals named in the proxies solicited by SPX’s Board of Directors for that meeting to exercise discretionary voting power as to that proposal, but they are not required to do so.

To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of SPX that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

How do I recommend a director nominee?

If you wish to recommend a nominee for director for the 2005 annual meeting, our Secretary must receive your written nomination on or before December 29, 2004. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee’s agreement to serve as a director if elected.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained D.F. King & Company, Inc. to assist us in soliciting proxies for a fee of $7,500 plus expenses.

Election of Directors

Six directors currently serve on our Board of Directors. The directors are divided into three classes. Currently, there are three directors in one class, two directors in the second class and one director in the third class. At this Annual Meeting, you will be asked to elect three directors. The remaining three directors will continue to serve on the Board as described below.

The nominees, Sarah R. Coffin, Charles E. Johnson II and David P. Williams, are currently SPX directors. Ms. Coffin, if elected, will serve for a term of two years, until a qualified successor director has been elected, or until she resigns, retires or is removed by the Board. Each of Messrs. Johnson and Williams, if elected, will serve for a term of three years, until a qualified successor director has been elected, or until he resigns, retires or is removed by the Board. The terms of the nominees are different in order to even out the classes of directors, so that there will be two directors in each of the three classes.

Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of Ms. Coffin, Mr. Johnson and Mr. Williams. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board does not anticipate that any of the nominees will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominee to Serve Until 2006 Annual Meeting

Sarah R. Coffin, 51, was most recently Senior Vice President Global Sourcing, Human Resources and Information Technology of Noveon, Inc., a global producer of performance polymer systems and adhesives. From 1998 to 2002, she was Group President Specialty Plastics and Polymer Additives, Senior Vice President and General Manager Performance Coatings with BF Goodrich Performance Materials Company/Noveon, Inc., a manufacturer of performance polymer systems and additives. From 1994 until joining BF Goodrich in 1998, Ms. Coffin was Vice President, Specialty Group, with H.B. Fuller Company. She has been a director of SPX since 1995.

Nominees to Serve Until 2007 Annual Meeting

Charles E. Johnson II, 68, is a co-owner of the G&L Acquisition Company, a fast food restaurant business, and a partner in PBJ Realty LLC, the real estate owner for G&L Acquisition Company restaurants. He was formerly President and co-owner of CEJ Holdings, Inc., the principal asset of which was commercial real estate. Mr. Johnson is a director of Hackley Hospital and the President and a director of the Paul C. Johnson Foundation. He has served on SPX’s Board since 1976.

David P. Williams, 69, is the retired Vice Chairman of The Budd Company, a manufacturer of automobile and truck body components, castings, stampings, chassis frame components, air bag components, automotive heating accessories and cold weather starting aids. From 1995 until becoming Vice Chairman in 1999, Mr. Williams was President and Chief Operating Officer of The Budd Company. He is a director of The Budd Company and Lason Systems, Inc. and a member of the Northern Trust Advisory Board. Mr. Williams has served as a director of SPX since 1992.

Directors Continuing Until 2005 Annual Meeting

J. Kermit Campbell, 65, is currently Chairman of Bering Truck Corporation, whose principal business is the manufacturing and marketing of light, medium and heavy duty trucks. From 1992 through 1995, he was Chief Executive Officer of The Prince Group. He is a director of Bering Truck Corporation, Advanced Information Systems, Inc. and Irwin Union Bank. Mr. Campbell also is a Trustee and the Chairman of the Board of Hope College and a director of Eagle Village. Mr. Campbell has been a director of SPX since 1993.

Emerson U. Fullwood, 56, has been Corporate Vice President and President of Xerox Channels Group, Xerox Corporation since 2003 and, prior to that, was Corporate Vice President and Executive Chief Staff Officer – Developing Markets Operations, Xerox Corporation since 2002. Previously, Mr. Fullwood held various other management positions with Xerox. He is a director of Threshold, the United Way of Greater Rochester, the Rochester Urban League, the Rochester Boy Scouts of America and Xerox Foundation. He was formerly a director of General Signal Corporation. Mr. Fullwood has been a director of SPX since 1998.

Director Continuing Until 2006 Annual Meeting

John B. Blystone, 50, has been Chairman, President and Chief Executive Officer of SPX since 1995. He is a director of Worthington Industries, Inc., The Blystone Foundation, the Paul C. Johnson Foundation, Advantage Carolina and the United Way of Central Carolinas and a member of the JPMorgan National Advisory Board and the Advisory Counsel, Mendoza College of Business, University of Notre Dame. Mr. Blystone joined the Board of SPX in 1995.

Corporate Governance

Corporate Governance Guidelines

As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board in the exercise of its responsibilities and may be amended by the Board from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the New York Stock Exchange. Our Corporate Governance Guidelines are set forth in Appendix A to this proxy statement and are available on our website (www.spx.com) under the heading Investor Relations – Corporate Governance. In addition, stockholders may request a written copy of the guidelines by writing to our Corporate Secretary at the address shown on the cover of this proxy statement.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our chief executive officer and senior financial and accounting officers. Our Code of Business Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the company’s best interest. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct, on our website (www.spx.com) under the heading Investor Relations – Corporate Governance – Commitment to Compliance. Stockholders may request a written copy of the Code of Business Conduct by writing to our Corporate Secretary at the address shown on the cover of this proxy statement.

Director Independence

Our Corporate Governance Guidelines state that a substantial majority of the Board will consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. Accordingly, our Board conducts an annual review as to whether each of our directors qualifies as independent. The Board has adopted categorical Independence Standards to guide it in this process. Our Independence Standards are set forth in Appendix B to this proxy statement. Based on its most recent annual review, the Board of Directors has concluded that each director, other than Mr. Blystone, is independent as defined in our Independence Standards and the listing standards of the New York Stock Exchange.

The non-management members of the Board of Directors meet periodically in executive session without management. These meetings occur at least once per year. In addition, the non-management members of the Board meet in executive session with the Chief Executive Officer on an “as needed” basis. For these purposes, non-management members of the Board are directors who are not executive officers of SPX, regardless of whether they are independent. Meetings of non-management directors are chaired on a rotating basis by one of the non-management directors. The order of chair rotation is based on the seniority of the non-management directors.

Charitable Contributions

It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

From time to time, SPX may make contributions to charitable organizations that have as an executive officer a member of our Board of Directors. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Communications with Directors

Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Corporate Secretary at the address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-management directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

Pursuant to our Corporate Governance Guidelines, the Nominating & Governance Committee is responsible for the proposal of nominees for service as directors and will consider recommendations offered by shareholders in accordance with our by-laws. The Nominating & Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business and willingness to devote the necessary time to Board duties. In considering individuals for nomination, the Nominating & Governance Committee consults with the Chief Executive Officer. A director’s qualifications in meeting these criteria are considered at least each time the director is re-nominated for Board membership. Assuming that appropriate biographical and background information is provided to the Committee, the Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

The Nominating & Governance Committee may hire outside advisers to assist it in identifying and/or evaluating potential director nominees. The Committee did not utilize outside advisors in deciding to nominate the director candidates for the upcoming annual meeting.

If you wish to recommend a nominee for director for the 2005 annual meeting, our Secretary must receive your written nomination on or before December 29, 2004. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nomination; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee’s agreement to serve as a director if elected.

Attendance at Annual Meeting

It is our policy to invite all of the members of our Board of Directors to attend our annual meeting of stockholders. While their attendance is not required, each of our directors attended our last annual meeting.

Meetings and Committees of the

Board of Directors

The Board of Directors met six times during 2003. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors currently has standing audit, compensation, nominating & governance and retirement funds committees. In February 2003, the Board created a separate standing nominating committee, which was merged back into the nominating & governance committee in February 2004. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served.

Audit Committee

Meetings in 2003:	9

Members:	J. Kermit Campbell, Chairman
Emerson U. Fullwood
Charles E. Johnson II (Chairman through February 26, 2003)

The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with our Audit Committee Charter, Corporate Governance Guidelines and Independence Standards, as well as the regulations of the SEC and the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Campbell is an “audit committee financial expert” under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the New York Stock Exchange.

Function:

The Audit Committee is responsible for ensuring the integrity of the financial information reported by SPX. The Committee appoints the independent auditors, approves the scope of annual audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit results and opinions as well as financial, accounting and internal control matters. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is attached to this proxy statement as Appendix C, is posted on our website under the heading Investor Relations – Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement. Additional information on the Committee and its activities is set forth in the Audit Committee Report on page 30.

Compensation Committee

Meetings in 2003:	4

Members:	David P. Williams, Chairman
J. Kermit Campbell
Sarah R. Coffin
Emerson U. Fullwood

The Board of Directors has determined that each of the members of the Compensation Committee is independent in accordance with our Compensation Committee Charter, Corporate Governance Guidelines and Independence Standards, as well as the regulations of the SEC and the listing standards of the New York Stock Exchange.

Function:

The Compensation Committee approves the compensation program for SPX’s senior management, including executive employment agreements, stock option grants, restricted stock grants and other awards under the Stock Compensation Plan, as well as awards under the EVA Incentive Compensation Plan. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is attached to this proxy statement as Appendix D, is posted on our website under the heading Investor Relations – Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement. Additional information on the Committee and its activities is set forth in the Compensation Committee Report on page 27.

Nominating & Governance Committee

(Governance Committee from February 26, 2003 to February 25, 2004)

Meetings in 2003:	2

Members:	Charles E. Johnson II, Chairman
John B. Blystone (member from February 26, 2003 to February 25, 2004)
J. Kermit Campbell (Chairman from August 28, 2002 to February 26, 2003)
David P. Williams

The Board of Directors has determined that each of the current members of the Nominating & Governance Committee is independent in accordance with our Nominating & Governance Committee Charter, Corporate Governance Guidelines and Independence Standards, as well as the regulations of the SEC and the listing standards of the New York Stock Exchange.

Function:

The Nominating & Governance Committee assists the Board in identifying qualified individuals to become Board members and recommending to the Board the director nominees; develops and recommends to the Board the Corporate Governance Guidelines applicable to SPX; leads the Board of Directors in its annual review of the Board’s performance; makes recommendations to the Board regarding the compensation of non-management directors; and makes recommendations to the Board with respect to the assignment of individual directors to various committees. The Committee has adopted a charter that specifies the composition and responsibilities of the Committee. The charter is attached to this proxy statement as Appendix E, is posted on our website under the heading Investor Relations – Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement.

Retirement Funds Committee

Meetings in 2003:	1

Members:	Sarah R. Coffin, Chairman
Emerson U. Fullwood

Function:	The Retirement Funds Committee reviews the investment performance, actuarial assumptions and funding practices of SPX’s pension, healthcare and defined contribution plans.

Nominating Committee

(February 26, 2003 to February 25, 2004)

Meetings in 2003:	None

Members:	J. Kermit Campbell, Chairman
David P. Williams

Function:

The Nominating Committee was responsible for director nominations, including reviewing any nominations submitted by stockholders. The function of the Nominating Committee was assumed by the Nominating & Governance Committee in February 2004.

Director Compensation

Directors who are SPX employees receive no compensation for their services as directors. We currently compensate non-employee “outside” directors under the SPX Corporation 1997 Non-Employee Directors’ Compensation Plan. In addition, we reimburse non-employee directors for the expenses of carrying out their duties.

The Non-Employee Directors’ Compensation Plan provides for an annual grant to each non-employee director of an option to purchase shares of SPX common stock. In 2003, we granted each of the five non-employee directors an option to purchase 4,000 shares of SPX common stock. The exercise price of each option is the closing stock price on the date it is granted. It has been our policy to grant each new non-employee director an option to purchase 4,000 shares of SPX common stock when he or she is elected. A maximum of 150,000 shares of SPX stock was authorized for option grants under the Directors’ Plan. Directors may exercise these options six months after the grant date, or earlier upon a change of control as described in the Directors’ Plan. After a non-employee director ceases to be a director, the options remain exercisable until the earlier of the third-year anniversary (first-year anniversary in the event of death) of that date or ten years from the grant date.

Under the current compensation plan, each of the five non-employee directors was to receive a stock option to purchase 4,000 shares in 2004, for an aggregate of 20,000 shares. There were, however, only 19,000 shares left in reserve under the Non-Employee Directors’ Compensation Plan at the beginning of 2004. Assuming options to purchase 19,000 shares were awarded to the five directors in 2004 (3,800 per director), this would leave a 200-share shortfall per director. As a result, in accordance with the recommendations of the Governance Committee, in February 2004, the Board granted an option to purchase 3,800 shares to each non-employee director, and made up the 200-share shortfall with a cash award of $5,456 (the estimated value of an option to purchase 200 shares, determined using the Black-Scholes model). The Nominating & Governance Committee will work to determine alternative equity compensation strategies for the non-employee directors beyond 2004.

Under the Directors’ Plan, each non-employee director also receives an annual cash payment of $40,000 plus an additional cash payment determined by reference to the SPX Corporation EVA Incentive Compensation Plan, which is described in the Compensation Committee Report on Executive Officers’ Compensation on page 27. The additional payment, if any, equals the target bonus multiplied by the multiple earned by our Chief Executive Officer for that year under the EVA Plan. This additional payment is made to the non-employee directors at the same time and in the same manner as bonuses are paid under the EVA Plan, including application of the bonus reserve provisions. A non-employee director will receive his or her bonus bank balance if he or she ceases to be a director. A non-employee director may defer receipt of the annual cash payment and the additional cash payment at his or her option. The target bonus is $20,000, unless the Compensation Committee sets another target amount for a calendar year.

Upon a change in control, any deferred cash payments and bonus reserve amounts would be paid in a lump sum within 30 days of the change in control. In addition, each outstanding award held by a non-employee director would become fully vested and, if applicable, immediately exercisable.

In 2003, the non-employee director target bonus was $20,000. The amount of the additional cash payment (declared bonus) earned by each non-employee director was $97,454. The plan credits the declared bonus to the bonus bank. If the resulting bonus bank balance is positive, the plan pays out an amount equal to the target bonus plus one-third of any remaining positive bonus bank balance. As a result, in 2003, each non-employee director’s bonus bank was credited with the declared bonus of $97,454. Since the resulting bonus bank balances were positive, each non-employee director received a cash payment equal to the target bonus of $20,000 plus one-third of his or her bonus bank balance, which resulted in a range of cash payments of $60,094 to $60,760, depending on his or her bonus bank balance.

Under the Directors’ Retirement Plan, which the Board terminated at the end of 1996, a director retiring with ten or more years of service receives an annual pension, payable for life, equal to the annual retainer in effect on the retirement date. A director retiring with more than five but less than ten years of service receives a proration of the ten-year amount. Benefits begin on the latter of the director’s sixty-fifth birthday or retirement from the Board. Directors also will receive certain lump-sum payments in the event of a change of control as described in the Retirement Plan. We have established a trust to ensure payment of benefits under this plan. Current directors who were covered by the Retirement Plan will receive benefits upon their retirement based on the value of their vested benefits at the Retirement Plan’s termination.

Ownership of Common Stock

Directors and Executive Officers

The following table shows how much of the common stock of SPX the named executive officers, the directors and all executive officers and directors as a group beneficially owned as of February 29, 2004. The named executive officers are the Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 2003.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The SPX shares beneficially owned by Messrs. Blystone, O’Leary, Kearney, Foreman and Caraviello and by all directors and executive officers as a group include shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

The percent of SPX common stock owned is based on 75,850,743 shares outstanding as of February 29, 2004.

Named Executive Officers and Directors	Shares of Common Stock Beneficially Owned		Options Exercisable Within 60 Days	Total	Percent of Class

John B. Blystone	1,143,989		2,053,973	3,197,962	4.1

J. Kermit Campbell	13,210		25,824	39,034	*

Jay Caraviello	25,420		58,000	83,420	*

Sarah R. Coffin	5,780		29,812	35,592	*

Robert B. Foreman	37,072		154,629	191,701	*

Emerson U. Fullwood	400		20,000	20,400	*

Charles E. Johnson II	81,132	(1)	26,918	108,050	*

Christopher J. Kearney	57,213	(2)	420,659	477,872	*

Patrick J. O’Leary	86,461		548,544	635,005	*

David P. Williams	15,522		26,978	42,500	*

All directors and executive officers as a group (13 persons)	1,554,103		3,927,658	5,481,761	6.9

*	Less than 1.0.

(1)	Includes 38,760 shares owned by Mr. Johnson’s wife.

(2)	Does not include 642 shares owned by Mr. Kearney’s sons as to which Mr. Kearney disclaims beneficial ownership.

Other Principal SPX Stockholders

We are not aware of any stockholder, as of February 29, 2004, that is a beneficial owner of more than 5% of SPX common stock. The percent of class held is based on 75,850,743 shares of SPX common stock outstanding on that date.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that SPX’s executive officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during 2003.

Executive Compensation

This table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of SPX.

Summary Compensation

		Annual Compensation			Long-Term Compensation Awards		All Other Compensation(3)

Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation	Restricted Stock Awards(2)	Securities Underlying Options

John B. Blystone Chairman, President and Chief Executive Officer	2003 2002 2001	$1,400,000 1,400,000 1,150,000	$6,674,016 4,194,688 3,196,252	$156,459(4) — —	$ 133,556 48,850,000 —	200,000 200,000 304,666	$70,035 1,451,780 158,923

Patrick J. O’Leary Vice President Finance, Treasurer and Chief Financial Officer	2003 2002 2001	$700,000 700,000 600,000	$2,325,814 1,608,275 1,270,246	— — —	$ 311,106 — —	70,000 70,000 154,672	$174,741 1,436,701 72,126

Christopher J. Kearney Vice President, Secretary and General Counsel	2003 2002 2001	$420,000 420,000 350,000	$1,319,138 787,441 626,821	— — —	$ 43,039 — —	50,000 50,000 92,868	$195,498 1,164,311 58,136

Robert B. Foreman Vice President, Human Resources	2003 2002 2001	$400,000 400,000 350,000	$1,230,812 711,678 549,669	— — —	$ 71,742 — —	50,000 51,988 52,640	$150,548 2,036,441 72,047

Jay Caraviello(5) President, Cooling Technologies and Services	2003	$300,000	$1,006,738	—	—	30,000	$76,738

(1)	One-third of each executive’s bonus is paid from an EVA bank that represents, in part, payment for prior years’ performance. For more information on our EVA Incentive Compensation Plan, see the Compensation Committee Report on Executive Officers’ Compensation beginning on page 27.
(2)	As of December 31, 2003, Mr. Blystone owned 1,000,000 shares of restricted stock with an aggregate value of $58,810,000. The shares vest in five equal annual installments commencing on July 3, 2007. Mr. Blystone will receive dividends on the restricted stock to the extent any are paid on SPX common stock. All of the shares of restricted stock granted to the individuals named in the table during 2003 (Mr. Blystone, 4,332 shares; Mr. O’Leary, 10,091 shares; Mr. Kearney, 1,396 shares; and Mr. Foreman, 2,327 shares) vested on June 30, 2003.
(3)	All Other Compensation in 2003 consists of matching contributions to the SPX retirement and savings plans and (a) for the following individuals, payments to compensate for expenses related to the relocation of SPX’s corporate headquarters from Muskegon, Michigan to Charlotte, North Carolina as follows: Mr. O’Leary, $135,126; Mr. Kearney, $135,126; and Mr. Foreman, $94,937; and (b) for Mr. Caraviello, reimbursement of relocation expenses of $47,470.
(4)	Includes the payment by SPX of $116,610 for individual financial planning services.
(5)	Mr. Caraviello became an executive officer of SPX in February 2003.

Option Grants in 2003

This table gives information relating to SPX option grants during 2003 that were made to the executive officers listed in the Summary Compensation Table.

Name	Individual Grants						Grant Date Present Value(1)

	Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Date of Grant	Exercise Price Per Share	Vesting Date When Option First Exercisable	Expiration Date

John B. Blystone	200,000	6.58	1/3/03	$38.57	1/3/04	1/2/13	$3,687,932

Patrick J. O’Leary	70,000	2.30	1/3/03	$38.57	1/3/04	1/2/13	$1,290,776

Christopher J. Kearney	50,000	1.64	1/3/03	$38.57	1/3/04	1/2/13	$921,983

Robert B. Foreman	50,000	1.64	1/3/03	$38.57	1/3/04	1/2/13	$921,983

Jay Caraviello	30,000	0.99	1/3/03	$38.57	1/3/04	1/2/13	$553,190

(1)	The estimated grant date present value of each option granted is calculated using the Black-Scholes model. The model assumes: (a) an expected option term of 6 years; (b) an interest rate of 3.20%, which was the 6 year government bond yield on the grant date; (c) a stock volatility of 0.456, which was the company’s historical volatility, at the beginning of the year, based on six years of monthly price and dividend data; and (d) a dividend yield of 0%. The model does not adjust for vesting requirements, non-transferability or forfeiture risk. The total number of shares subject to options granted in 2003 was 3,039,950.

The options listed in the preceding table were granted on the dates indicated. All of the SPX options were granted pursuant to the SPX Corporation 2002 Stock Compensation Plan. The options granted under the plan are non-qualified options with a ten-year term. The exercise price for options granted under the plan equals the fair market value of SPX stock on the date the options were granted. The options vest as to one-third of the shares underlying the option on each of the first, second and third anniversaries of the grant date. Upon exercise, the executive officer may surrender some of the shares of SPX stock he or she received, or may surrender already owned shares in order to pay the exercise price and withholding tax obligations and receive a “reload option” for the number of shares surrendered. A reload option has an exercise price equal to the then-current market value, is fully vested when granted, and expires at the same time that the exercised option would have expired.

Option Exercises in 2003 and

2003 Year-End Option Values

We designed our Stock Compensation Plan to encourage employees to exercise their options and convert them into share ownership. This table provides information regarding the exercise of options during 2003 by the CEO and the other four most highly compensated executives. The “value realized” is the difference between the option exercise price and the price of SPX common stock on the date of exercise multiplied by the number of shares subject to the option. The “value of unexercised in-the-money options at year end 2003” is the difference between the option exercise price and $58.81 (the price of SPX common stock on the last trading day of the year), multiplied by the number of shares underlying the option. An option is “in-the-money” if the market value of the common stock subject to the option is greater than the exercise price.

Name	Shares Acquired on Exercise	Value Realized	Securities Underlying Unexercised Options at Year End 2003		Value of Unexercised In-the-Money Options at Year End 2003

			Exercisable	Unexercisable	Exercisable	Unexercisable

John B. Blystone	0	—	2,677,306	4,376,666	$56,361,733	$4,497,374

Patrick J. O’Leary	0	—	478,544	2,140,000	$6,364,773	$1,658,774

Christopher J. Kearney	0	—	370,660	599,998	$6,084,079	$1,184,827

Robert B. Foreman	0	—	104,630	799,998	$1,349,626	$4,696,827

Jay Caraviello	0	—	30,000	58,000	$321,806	$690,160

Pension Plans

You can determine the annual pension benefits payable to the executive officers named in the Summary Compensation Table from the table below. Their estimated years of credited service at normal retirement age are as follows: Mr. Blystone, 23 years; Mr. O’Leary, 26 years; Mr. Kearney, 23 years; Mr. Foreman, 23 years; and Mr. Caraviello, 22 years. Covered compensation is based on salary and bonus as shown in the Summary Compensation Table.

	Years of Credited Service

Final Three-Year Average Compensation	15 Years	20 Years	25 Years	30 Years	35 Years

$800,000	$480,000	$480,000	$480,000	$480,000	$480,000
900,000	540,000	540,000	540,000	540,000	540,000
1,000,000	600,000	600,000	600,000	600,000	600,000
1,200,000	720,000	720,000	720,000	720,000	720,000
1,400,000	840,000	840,000	840,000	840,000	840,000
1,600,000	960,000	960,000	960,000	960,000	960,000
1,800,000	1,080,000	1,080,000	1,080,000	1,080,000	1,080,000
2,200,000	1,320,000	1,320,000	1,320,000	1,320,000	1,320,000
2,600,000	1,560,000	1,560,000	1,560,000	1,560,000	1,560,000
3,000,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000
3,400,000	2,040,000	2,040,000	2,040,000	2,040,000	2,040,000
3,800,000	2,280,000	2,280,000	2,280,000	2,280,000	2,280,000
4,200,000	2,520,000	2,520,000	2,520,000	2,520,000	2,520,000
4,600,000	2,760,000	2,760,000	2,760,000	2,760,000	2,760,000
5,000,000	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
5,400,000	3,240,000	3,240,000	3,240,000	3,240,000	3,240,000
5,800,000	3,480,000	3,480,000	3,480,000	3,480,000	3,480,000
6,200,000	3,720,000	3,720,000	3,720,000	3,720,000	3,720,000

The annual retirement benefits are computed on the basis of a joint and 100% survivor annuity. The benefits shown in the table are payable from SPX’s qualified pension plan and Supplemental Retirement Plan for officers and other key executives at the normal retirement age of 65. A participant may retire as early as age 55, but benefits payable at early retirement are subject to reductions from age 60 that approximate actuarial values.

Employment Agreement

We are party to an employment agreement with Mr. Blystone that took effect on January 1, 1997. The employment agreement had an initial term of five years, expiring on December 31, 2001. Pursuant to the terms of the employment agreement, its expiration date is automatically extended by one day for each day that elapses after December 31, 1998, resulting in a running three-year term. The employment agreement permits us to give Mr. Blystone notice of our intention to stop the automatic extension, in which case the employment agreement will expire three years from the date of our notice to him.

Under the agreement, we paid Mr. Blystone a base salary of $1,400,000 in 2003. We are not permitted to reduce Mr. Blystone’s annual salary at any time during the term of the employment agreement. During the term of his employment, he is eligible for an annual cash bonus based upon the terms of the bonus plan as in effect from time-to-time for our senior executives, as adopted by the Board of Directors and administered by the Compensation Committee. The terms of the EVA Plan as they affect Mr. Blystone may not be changed without his consent. Any annual bonus for Mr. Blystone must be based on a target award equal to 150% of his annual base salary.

In connection with entering into this agreement, in February 1997, the Compensation Committee granted Mr. Blystone an option to purchase a total of 1,000,000 shares of SPX common stock, at various exercise prices. The option has a ten-year term and became fully vested on January 1, 2002. The option grant was not made under the 1992 Stock Compensation Plan. Mr. Blystone will also receive annual awards under the 1992 Stock Compensation Plan (or any successor plan). In addition, pursuant to an amendment to his employment agreement, on July 3, 2002, the Compensation Committee granted Mr. Blystone 1,000,000 shares of restricted SPX common stock.

If Mr. Blystone resigns without good reason or we terminate his employment for cause, he will receive the compensation and benefits earned to date, but will forfeit any unvested options, restricted stock or other unvested benefits. If Mr. Blystone dies or is disabled, he will receive the compensation and benefits earned to date and full payment of his individual bonus bank balance under the EVA Plan, and all options, restricted stock and other equity or incentive compensation awards will fully vest, with two years to exercise the options.

If, in the absence of a change of control, we terminate Mr. Blystone’s employment without cause or if he resigns for good reason, he will receive the following items in addition to those payable after termination for death or disability:

•	a cash bonus payment for the year of termination, calculated as a pro rata portion of his target annual bonus for the year of termination;

•	a lump sum payment equal to three times his annual salary and three times his target annual bonus for the year of termination;

•	continuation of employee benefits and senior executive perquisites for the lesser of three years or until he obtains comparable benefits and perquisites from another employer;

•	immediate vesting of benefits under the Supplemental Retirement Plan with credit for three additional years of service and for the salary and bonus reflected by the severance compensation lump sum salary and bonus payments;

•	outplacement services; and

•	a stock depreciation right that obligates us to pay him the amount by which the average closing price of SPX common stock during the five trading days prior to the termination of his employment exceeds his gross selling price for shares of SPX common stock (including any shares acquired by option exercises) so long as he within 20 days after termination gives us written notice of his intention to sell.

In the event of certain terminations following a change of control, Mr. Blystone will be entitled to the benefits specified in the change-of-control severance agreement discussed below.

For purposes of the employment agreement, cause is defined as (1) commission of an act materially and demonstrably detrimental to the goodwill of SPX that constitutes gross negligence or willful misconduct in the performance of his material duties, (2) commission of a material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment at the expense of SPX, or (3) conviction of a felony involving moral turpitude (other than a conviction based entirely on vicarious liability).

For purposes of the employment agreement, good reason is defined as (1) the failure to re-elect Mr. Blystone as Chairman, President and Chief Executive Officer and as a director, (2) assignment of duties inconsistent with his position, authority, duties or responsibilities, or any other action by SPX that results in a substantial diminution of his position, authority, duties or responsibilities, (3) any substantial failure by us to comply with any of the provisions of the employment agreement, (4) SPX giving him notice to stop further operation of the automatic extension of the employment agreement, or (5) any change in the current EVA Plan without his consent. In addition, during the sixty-day period immediately after a change of control (as defined in the employment agreement), any termination by Mr. Blystone will be deemed to be for good reason.

Change-of-Control Severance Agreements

We have entered into change-of-control severance agreements with our executive officers, including Messrs. Blystone, O’Leary, Kearney, Foreman and Caraviello. The change-of-control severance agreements provide for the payment of compensation and benefits if the executive’s employment terminates following a change of control. In Mr. Blystone’s case, his change-of-control severance agreement only modifies his employment agreement to the extent that it provides him with greater benefits than his employment agreement.

In the event of a termination for any reason following a change of control, the executive will be entitled to receive all accrued benefits (including a cash bonus payment for the year of termination) through the date of termination. If a termination within 36 months following a change of control is for a reason other than death, disability, retirement, termination by SPX for cause or termination by the executive other than for good reason, the executive will be entitled to receive, in addition to the accrued benefits (including a cash bonus payment for the year of termination), the following severance benefits:

•	a lump sum payment equal to three times the greater of (1) his annual salary just prior to the change of control, or (2) his annual salary at the time of termination;

•	a lump sum payment equal to three times the greatest of (1) the highest of his earned bonus amounts under the EVA Plan for the three years immediately preceding the termination year, (2) his target bonus under the EVA Plan for the termination year, or (3) his earned bonus amount for the termination year, calculated as if the date of termination were the end of that year;

•	the continuation of employee benefits and senior executive perquisites for the lesser of three years or until he obtains comparable benefits and perquisites from another employer;

•	for three years, life insurance in an amount equal to twice his final annual salary; and for the rest of his life, life insurance in an amount equal to his final salary;

•	immediate vesting of benefits under our pension plan and supplemental pension plan with credit for three additional years of service and for the salary and bonus continuation reflected by the severance compensation lump sum salary and bonus payments;

•	lump sum payment of all balances under the Supplemental Retirement Plan;

•	immediate vesting of all options, restricted stock and other equity or incentive compensation awards, and a period of up to two years to exercise the options;

•	outplacement services; and

•	payment of his full individual bonus bank balance under the EVA Plan.

For purposes of the change-of-control severance agreements, a change of control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of SPX’s securities (including in an exchange or tender offer); approval by the shareholders of SPX of (1) liquidation of SPX, (2) the sale of all or substantially all of SPX’s assets, (3) a merger or consolidation (except where SPX’s stockholders continue to hold at least 80% of the voting power of the new or surviving entity); or a change in the majority of the board of directors within a two-year period without the approval of the incumbent board.

For purposes of the change-of-control severance agreements, cause is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to SPX, monetarily or otherwise, or (3) conviction of a felony that impairs ability to substantially perform duties.

For purposes of the change-of-control severance agreements, good reason is defined as (1) assignment by SPX of duties inconsistent with the executive’s duties, responsibilities and status as of the day prior to the change of control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the executive’s most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure of SPX to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of the elected officers of SPX (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure of SPX to obtain the agreement of a successor company to assume all obligations under the change-of-control severance agreements, or (8) a purported termination by SPX that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning thirty days after a change of control, any termination by the executive will be deemed to be for good reason.

Loans Associated with Relocation

In connection with the relocation of our corporate headquarters to Charlotte, North Carolina, we offered each of our employees who relocated the opportunity to borrow money from SPX, in varying amounts depending on level of employment, to finance the purchase of his or her primary residence in North Carolina. Our Board of Directors approved the relocation loan program, and the Compensation Committee approved the participation of our executive officers in the program, in August 2001. These loans are interest free (except in the event of a default), have a twenty-year term and are secured by a mortgage on the residence. The employee is generally not required to pay the principal until the maturity date. In the event that the employee ceases to be an employee of SPX, sells the residence, purchases a different principal residence or is transferred from SPX’s headquarters, we will send the employee a written notice requiring the employee to repay the note in full within 150 days following the date of the notice. In the event of the death or permanent disability of the employee or a change in control of SPX, we will forgive the note and pay the employee or his estate an amount equal to the employee’s tax liability as a result of the loan forgiveness.

We have made relocation home loans under this program to four of our executive officers: Messrs. Blystone, O’Leary, Kearney and Foreman. The principal amount of Mr. Blystone’s loan was $2,500,000 and the principal amount of the loans made to each of Messrs. O’Leary, Kearney and Foreman was $1,500,000. The full principal amount of each of the loans is currently outstanding. These executives will not recognize any imputed income on their loans. The loan program was terminated as of July 30, 2002. As a result, no further loans will be made and the terms of outstanding loans will not be modified.

Death Benefit Plan for Key Managers

As part of the total compensation package developed to assist us in attracting and retaining top quality managers, in 1985 we adopted a death benefit plan for certain key managers. As of March 2, 2004, 12 active key managers, including the officers named in the Summary Compensation Table, and 42 retired managers were participating in the plan. If a participant dies before retirement, his or her beneficiary will receive a payment that, when adjusted for income taxes, equals twice the amount of his or her base salary as of the date he or she died. If a participant dies after retirement, his or her beneficiary will receive a payment after adjustment for income taxes equal to one times his or her base salary as of the date of death.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 about SPX common stock that may be issued upon the exercise of options and rights under all of SPX’s existing equity compensation plans. Stockholder approved plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan) and the 1997 Non-Employee Directors’ Compensation Plan. Plans and arrangements not approved by stockholders include stock option awards made to certain members of SPX senior management and consultants.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	8,459,867	$51.55	5,965,600(1)

Equity compensation plans not approved by security holders	11,208,652	$89.56	0

Total(2)	19,668,519	$73.21	5,965,600

(1)	Of this amount, 5,946,600 shares were available for issuance under the 2002 Stock Compensation Plan and 19,000 shares were available for issuance under the 1997 Non-Employee Directors’ Compensation Plan. This amount excludes 1,000,000 shares of unvested restricted stock that were granted pursuant to the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

(2)	Excludes 261,042 shares subject to options outstanding pursuant to option plans of United Dominion Industries Limited, or UDI, which we assumed in connection with our 2001 acquisition of UDI. These options have a weighted-average exercise price of $43.17 per share.

Individual Option Arrangements

From time to time we have entered into agreements with certain of our senior management for the grant of stock options outside of our 2002 Stock Compensation Plan (or its predecessor plan, the 1992 Stock Compensation Plan). The shares represented by these agreements are included in the table above under the caption “Equity compensation plans not approved by security holders.” The following material terms apply to each of the agreements with SPX employees listed below:

•	The options may be exercised by payment in cash or by delivery of previously owned SPX shares.

•	The options are restricted as to transferability and have accelerated vesting upon a change of control, death or disability.

•	The options provide for the grant upon exercise of replacement options (which replace shares surrendered in payment of the exercise price and withholding tax obligations).

•	The expiration of these options is accelerated upon death, disability or termination of employment.

On December 18, 1995, in connection with his employment agreement, we granted John B. Blystone an option to purchase 250,000 shares at $7.88 per share. Mr. Blystone has exercised this option as to all 250,000 shares; however, reload options were granted as follows: 8,956 shares immediately exercisable at $58.38 per share, 43,458 shares immediately exercisable at $86.47 per share and 47,906 shares immediately exercisable at $86.00 per share. These options expire on December 17, 2005.

On October 13, 1996, we granted Patrick J. O’Leary an option to purchase 100,000 shares at $15.06 per share. Mr. O’Leary has exercised this option as to all 100,000 shares; however, reload options were granted as to 35,272 shares immediately exercisable at $86.47 per share and 14,740 shares immediately exercisable at $50.01 per share. These options expire on October 13, 2006.

On February 26, 1997, in connection with his employment agreement, we granted Mr. Blystone an option to purchase 500,000 shares at $22.88 per share, 500,000 shares at $30.00 per share, 500,000 shares at $37.50 per share and 500,000 shares at $45.00 per share. The option vested on January 1, 2002 and expires on February 25, 2007. As of March 8, 2004, Mr. Blystone had exercised the option as to 500,000 shares with an exercise price of $22.88 per share and as to 300,000 shares with an exercise price of $30.00 per share.

On April 23, 1997, we granted Mr. O’Leary an option to purchase 140,000 shares at $30.00 per share, 130,000 shares at $37.50 per share and 130,000 shares at $45.00 per share. The option vested on April 22, 2002, and Mr. O’Leary has exercised the option as to all 140,000 shares exercisable at $30.00 per share and as to 60,000 shares exercisable at $37.50 per share. The option expires on April 22, 2007.

On December 10, 1997, we granted Thomas J. Riordan an option to purchase 100,000 shares at $37.50 per share and 100,000 shares at $45.00 per share. The option vested on December 10, 2002 and expires on December 9, 2007.

On August 26, 1998, we granted Christopher J. Kearney an option to purchase 68,000 shares at $30.00 per share, 66,000 shares at $37.50 per share and 66,000 shares at $45.00 per share. The option vested on August 26, 2003 and expires on August 25, 2008.

On May 9, 1999, we granted Robert B. Foreman an option to purchase 100,000 shares at $36.69 per share, 100,000 shares at $37.50 per share and 100,000 shares at $45.00 per share. The option vested as to the 100,000 shares exercisable at $36.69 per share on May 10, 2001, and Mr. Foreman has exercised the option as to all of those 100,000 shares. The option vests as to the remainder of the shares on May 10, 2004 and expires on May 9, 2009.

On June 23, 1999, we granted Mr. Blystone an option to purchase 500,000 shares at $60.00 per share, 500,000 shares at $72.50 per share, 500,000 shares at $85.00 per share and 500,000 shares at $97.50 per share. The option vests on June 23, 2004 and expires on June 22, 2009.

On June 23, 1999, we granted Mr. O’Leary an option to purchase 250,000 shares at $60.00 per share, 250,000 shares at $72.50 per share, 250,000 shares at $85.00 per share and 250,000 shares at $97.50 per share. The option vests on June 23, 2004 and expires on June 22, 2009.

On August 22, 2000, we granted Mr. Blystone an option to purchase 500,000 shares at $105.00 per share, 500,000 shares at $120.00 per share, 500,000 shares at $135.00 per share and 500,000 shares at $150.00 per share. The option vests on August 22, 2005 and expires on August 21, 2010.

On August 22, 2000, we granted each of Messrs. Foreman, Kearney, Kling and Riordan an option to purchase 125,000 shares at $105.00 per share, 125,000 shares at $120.00 per share, 125,000 shares at $135.00 per share and 125,000 shares at $150.00 per share. Each option vests on August 22, 2005 and expires on August 21, 2010. Mr. Kling forfeited his options upon his retirement in January 2004.

On August 22, 2000, we granted Mr. O’Leary an option to purchase 250,000 shares at $105.00 per share, 250,000 shares at $120.00 per share, 250,000 shares at $135.00 per share and 250,000 shares at $150.00 per share. The option vests on August 22, 2005 and expires on August 21, 2010.

On August 4, 1998, we granted Stern Stewart & Co., a consultant to SPX, an option to purchase 56,000 shares at $34.06 per share; the option is fully vested and expires on August 3, 2008. This option has been exercised as to 1,680 shares. On May 4, 2001, we granted Stern Stewart an option to purchase 130,000 shares at $92.10; the option vested on May 4, 2003 and expires on May 3, 2011. Each of the option agreements provides that the exercise price may be paid in cash or, alternatively, Stern Stewart may effect a cashless exercise. The options are restricted as to transferability. Upon a change of control (as defined in the option agreements), Stern Stewart may, in lieu of exercising the options, elect to receive cash consideration of $400,000 for the 1998 option and $800,000 for the 2001 option.

On May 17, 1999, we granted Reuben Gutoff, a consultant to SPX, an option to purchase 10,000 shares at $37.38 per share; the option is fully vested and expires on May 16, 2009. On June 1, 2000, we granted Mr. Gutoff an option to purchase 16,000 shares at $55.19 per share; the option is fully vested and expires on May 31, 2010. On June 1, 2001, we granted Mr. Gutoff an option to purchase 16,000 shares at $59.98 per share; the option is fully vested and expires on May 31, 2011. On June 3, 2002, we granted Mr. Gutoff an option to purchase 16,000 shares at $66.51 per share; the option is fully vested and expires on June 2, 2012. On June 3, 2003, we granted Mr. Gutoff an option to purchase 12,000 shares at $39.00 per share; the option is fully vested and expires on June 2, 2013. Each of the option agreements provides that the exercise price may be paid in cash or by delivery of previously owned SPX shares. The options are restricted as to transferability and provide for the grant upon exercise of replacement options. The expiration of the options is accelerated upon death or in the event that Mr. Gutoff ceases to perform material consulting services for SPX.

On September 13, 1999, we granted European M&A, a consultant to SPX, an option to purchase 2,000 shares at $42.50 per share; the option is fully vested and expires on September 12, 2009. On May 17, 2001, we granted European M&A an option to purchase 2,000 shares at $61.50 per share; the option is fully vested and expires on May 16, 2010. Each of the option agreements provides that the exercise price may be paid in cash or by delivery of previously owned SPX shares. The options are restricted as to transferability. The expiration of the options is accelerated in the event that European M&A ceases to perform material consulting services for SPX.

Compensation Committee Report

on Executive Officers’ Compensation

The Compensation Committee of the Board of Directors is composed of four independent non-employee directors. The Committee considers and approves SPX’s compensation program for senior management, including executive officers. Key objectives of the Committee are to: (1) attract and retain highly qualified executives to manage SPX and its operating divisions; and (2) provide strong financial incentives for senior management to maximize value for SPX’s stockholders. The Committee believes that the total compensation program provides strong incentives to maximize stockholder value with a reasonable balance between SPX’s need to retain strong senior management and the cost to stockholders.

Executive compensation consists of base salary, an annual bonus opportunity under the EVA Incentive Compensation Plan and equity-based awards.

Base Salary

Each executive officer receives a base salary, which the Compensation Committee determines annually based on a periodic review of industry competitive market data. The Committee studies the industry market data and uses it to guide them in the setting of officer pay, while taking into account experience and performance. The Committee most recently reviewed industry data in December 2003.

Annual Bonuses

The EVA Incentive Compensation Plan provides for awards based on improvements in Economic Value Added (EVA). EVA is a measure of after-tax operating profit after the deduction of all costs, including the cost of SPX’s debt and equity capital. An EVA Plan bonus has four components: (1) a target bonus; (2) the EVA improvement in excess of expected EVA improvement; (3) a bonus bank; and (4) a 20% personal performance factor.

The annual bonus for a participant in the EVA Plan is the sum of his or her target bonus plus a share of the excess EVA improvement. Target bonuses are a percentage of the annual salary for each of the executive officer positions. In 2003, those percentages were 150% for the Chief Executive Officer and 60 to 100% for the other executive officers. The excess EVA improvement may be a negative number if the actual amount of EVA improvement falls short of the expected EVA improvement.

The amount of the bonus each executive officer earns is credited to his or her bonus bank balance. The maximum bonus payable to an executive equals the amount of his or her bonus bank, up to the amount of the target bonus, plus one-third of the amount remaining in the bonus bank. He or she automatically receives 80% of that amount and will receive the remaining 20% if he or she has attained individual performance goals. Any portion of the 20% that is not paid is forfeited and is not credited back to the bonus bank.

The beginning balance of an executive officer’s bonus bank for the following year equals the previous year’s ending balance. The executive officer receives no bonus when the bonus bank balance is negative. Negative bonus bank balances are carried forward to offset future bonuses. In the event of the death or disability of an executive officer, or a change of control, any positive bonus bank balance is paid to the executive officer or his estate.

The SPX corporate EVA bonus multiple for 2003 was significantly increased by adjustments for: (1) the cumulative effect of pension and post-retirement financing costs (these costs are now excluded from the EVA calculation); (2) the cumulative 2001-2003 difference between cash taxes and the 38% tax rate assumption used in the EVA calculation; and (3) bonus bank forgiveness granted to business units (to reflect the negative impact of industry factors beyond management control) but not previously recognized in the corporate and group EVA calculations.

Equity-Based Awards

Historically, executive officers have received annual stock option grants based on a fixed number of shares of stock, without regard to the price of the stock at the time of grant. Under this fixed share approach, the number of shares granted is not increased to offset a decline in the stock price or decreased to offset an increase in stock price. In January 2003, the Compensation Committee granted stock options to the executive officers as shown in the table on page 17. During 2003, the Compensation Committee decided to reduce share utilization for incentive compensation and to substitute fixed share stock grants for the fixed share option grants, beginning in 2004. For the executive officers, the number of annual stock grant shares will be half the current number of option grant shares. Since the smaller share grant provides a weaker incentive to increase shareholder value, the Committee also decided to partially offset the decline in the incentive by increasing the EVA target bonuses of the executive officers. The target bonus of the Chief Executive Officer increased from 100% to 150% of base salary and the range of target bonuses of the other executive officers increased from 60% to 75% of base salary to 60% to 100% of base salary.

Compensation of the Chairman and Chief Executive Officer

Mr. Blystone received compensation in 2003 in accordance with the terms of his employment agreement, which is described on page 19. He received an annual base salary of $1,400,000 and a bonus under the EVA Plan of $6,674,016.

Mr. Blystone’s EVA target bonus was 150% of his 2003 annual salary. Twenty percent of Mr. Blystone’s bonus is discretionary, and payment is conditioned on his personal performance for the year. The Compensation Committee determined that, as a result of Mr. Blystone’s personal performance in 2003, he should be paid the full 20%.

For 2003, Mr. Blystone’s declared bonus was $10,232,670, based on a target bonus of $2,100,000 and the SPX corporate EVA Plan bonus multiple for 2003. His declared bonus was credited to his bonus bank, which had a balance of $5,589,377 at the beginning of 2003.

The EVA Plan pays a maximum of target bonus ($2,100,000 in 2003) plus one-third of the remaining balance in his bonus bank ($4,574,016 in 2003) for a total of $6,674,016 in 2003. The remainder of Mr. Blystone’s bonus bank balance, $9,148,031, will be carried forward to 2004.

Deductibility of Compensation

The policy of the Compensation Committee with respect to Section 162(m) of the Internal Revenue Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Compensation Committee, however, reserves the right to use its judgment, where merited by the need for flexibility to respond to changing business conditions or by an executive officer’s individual performance, to authorize compensation that may not, in a specific case, be fully deductible by SPX.

Compensation Committee

David P. Williams, Chairman

J. Kermit Campbell

Sarah R. Coffin

Emerson U. Fullwood

Company Performance

This graph shows a five-year comparison of cumulative total returns for SPX, the S&P 500 Composite Index and the S&P Capital Goods Index. The graph assumes an initial investment of $100 on December 31, 1998 and the reinvestment of dividends.

	1998	1999	2000	2001	2002	2003

SPX Corporation	$100.00	$120.62	$161.47	$204.33	$111.79	$175.55

S&P 500	100.00	121.04	110.02	96.95	75.53	97.19

S&P Capital Goods	100.00	128.94	133.50	119.97	86.96	117.11

Audit Committee Report

The Audit Committee of the SPX Board of Directors is composed of three directors who are independent, as defined under SEC regulations and the listing standards of the New York Stock Exchange. The Audit Committee reviews SPX’s financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

Management is responsible for SPX’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. SPX’s independent auditors, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on SPX’s financial statements.

In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX’s independent auditors. Management represented to us that SPX’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent auditors. We discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees), under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX’s financial statements.

In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

We discussed with SPX’s internal and independent auditors the overall scope and plans for their respective audits. We met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of SPX’s internal controls, and the overall quality of SPX’s financial reporting.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in SPX’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee:

J. Kermit Campbell, Chairman

Emerson U. Fullwood

Charles E. Johnson II

Independent Public Auditor

On June 7, 2002, we dismissed Arthur Andersen LLP as our principal public accountants and engaged Deloitte & Touche LLP to serve as our principal public accountants for fiscal year 2002. This decision was made by the Board of Directors, upon the recommendation of the Audit Committee.

Andersen’s reports on our consolidated financial statements of SPX and its subsidiaries for the two fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. Andersen’s report refers to SPX’s adoption on January 1, 2001 of the Financial Accounting Standards Board Opinion No. 133.

During our two fiscal years ended December 31, 2001 and the subsequent interim period through June 7, 2002, there were no disagreements between us and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

During our two fiscal years ended December 31, 2001 and the subsequent interim period through June 7, 2002, we did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with statement on Auditing Standards No. 100 “Interim Financial Information”, of our financial statements to be filed on Form 10-Q in 2004. Consistent with past practice, in October 2004, the Audit Committee will consider the engagement of Deloitte & Touche to perform the audit of the financial statements to be included in SPX’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

During fiscal years 2002 and 2003, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2002	2003
Audit Fees	$4,484,315	$8,400,218
Audit-Related Fees	$308,648	$1,800,708
Tax Fees	$3,191,817	$8,285,133
All Other Fees	N/A	N/A

In 2003, Audit Fees include amounts paid for the reaudit of our 2000 and 2001 annual financial statements in connection with the reclassification of the results of our former subsidiary, Inrange Technologies Corporation, Inc., as discontinued operations. In 2002, we incurred Audit-Related Fees primarily for financial due diligence related to acquisitions and divestitures. In 2003, we incurred Audit-Related Fees primarily for financial due diligence related to acquisitions and divestitures and for tasks related to compliance with the Sarbanes-Oxley Act of 2002. We incurred Tax Fees for tax compliance, planning and preparation of $2,685,760 in 2003 and $527,085 in 2002. We incurred Tax Fees for tax consulting and advisory services and services related to acquisitions and divestitures of $5,599,373 in 2003 and $2,664,732 in 2002.

The pre-approval policy adopted by our Audit Committee requires that all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy authorizes the chairman of the Audit Committee to pre-approve the fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche’s independence.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2003, without exhibits, is enclosed with this proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Tina Betlejewski, Director of Corporate Communications, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

SPX Corporation

Corporate Governance Guidelines

Adopted February 25, 2004

SPX CORPORATION

Corporate Governance Guidelines

SPX CORPORATION

The following Corporate Governance Guidelines have been adopted by the Board of Directors of SPX Corporation (the “Company”) to assist the Board in the exercise of its responsibilities. These Guidelines, along with the charters and key practices of the Board committees, reflect the Board’s commitment to monitor the effectiveness of decision making at both the Board and management level, with the goal of increasing shareholder value over time. These Guidelines are in addition to and are not intended to change or interpret any Federal or state law or regulation, including the Delaware General Corporation Law, or the Certificate of Incorporation or By-laws of the Company. The Guidelines are subject to review and modification by Nominating & Governance Committee and the Board from time to time.

BOARD OF DIRECTORS MATTERS

1.	Responsibility

The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s management and its outside advisors and independent auditor. The directors shall be entitled to the benefits of indemnification to the fullest extent permitted by law and the Company’s Certificate of Incorporation, By-laws and any indemnification agreements, and to exculpation as provided by state law and the Company’s Certificate of Incorporation. It is the Company’s current policy to purchase reasonable directors’ and officers’ liability insurance on behalf of the directors.

2.	Size

The Board believes that it should generally have between six (6) and nine (9) members. This range permits a diversity of perspectives and experience without being so large as to impede effective discussion.

3.	Independence

A substantial majority of the Board will consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange.

4.	Board Membership Criteria

The Nominating & Governance Committee is responsible for the proposal of nominees for service as a director and will consider recommendations offered by shareholders in accordance with the Company’s By-laws. The Nominating & Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand the Company’s business and willingness to devote the necessary time to Board duties. In considering individuals for nomination, the Nominating & Governance Committee consults with the Chief

Executive Officer. A director’s qualifications in meeting these criteria are considered at least each time the director is re-nominated for Board membership.

5.	Leadership

The Board configures leadership of the Board in the way that best serves the Company’s interests in light of all relevant and changing circumstances. The Board has determined, based upon a number of factors including the size of the Board, not to designate one independent director as a “lead independent director”.

The agenda for Board meetings is set by the Chairman of the Board and Chief Executive Officer with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought periodically by the Chairman and Chief Executive Officer for review and/or decision. For example, the annual financial objectives are reviewed by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Any member of the Board may request that an item be included on the agenda and may raise at any Board meeting subjects that are not on the agenda for that meeting. At least once a year, the Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future.

The non-management members of the Board will meet periodically in executive session without management. These meetings will occur at least once per year. In addition, the non-management members of the Board will meet in executive session with the Chief Executive Officer on an “as needed” basis. For these purposes, non-management members of the Board are directors who are not executive officers of the Company, regardless of whether they are independent. Meetings of non-management directors will be chaired on a rotating basis by one of the non-management directors. The order of chair rotation is based on the seniority of the non-management directors.

6.	Meeting Preparation and Attendance

Directors are expected to attend Board meetings and meetings of committees on which they serve. They are expected to spend the time needed and to meet as often as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at the Board or committee meeting generally should be distributed in writing to the directors prior to the meeting. Directors should review the materials in advance of the meeting.

7.	Compensation

The form and amount of director compensation is reviewed periodically by the Nominating & Governance Committee in accordance with the policies and principles set forth in its charter, and recommendations for adjustments will be made to the Board for its approval. The Nominating & Governance Committee will consider that directors’ independence may be impaired if director compensation and perquisites exceed customary levels or if the Company enters into consulting contracts with, or provides other indirect forms of compensation to, a director or an organization with which the director is affiliated. The Company’s executive officers shall not receive additional compensation for their service as directors.

8.	Stock Ownership

The Board believes that directors should be stockholders and have a financial stake in the Company. The Board has approved stock ownership guidelines for the directors, the Chief Executive Officer and the other executive officers. The Nominating & Governance Committee will periodically review these guidelines and recommend revisions to the guidelines to the Board as the Committee deems appropriate.

9.	Directors Who Change Their Present Job Responsibility

The Board believes that a director’s ability to serve as a member of the Board may be affected by certain changes in the director’s status or personal circumstances. Therefore, the Board has adopted a policy that requires a director to tender his or her resignation to the Chairman of the Board upon the occurrence of any of the following:

•	a substantive change in the director’s career or vocation;

•	the director, or any company of which he or she is (or within the preceding two years was) an executive officer, general partner or director, becoming the subject of a bankruptcy or insolvency proceeding;

•	the director being convicted in a criminal proceeding (other than traffic violations or other minor offenses);

•	the director being (1) enjoined (and the injunction is not dissolved or the order entering it is not reversed, suspended or vacated) from engaging in any type of business practice or from engaging in any activity in connection with the purchase or sale of any security, or in connection with any violation of federal or state securities laws, or (2) found by a court to have violated federal or state securities laws;

•	the director, or any company of which he or she is an executive officer or general partner, being named a plaintiff in any court proceeding brought against the Company or any customer of the Company; or

•	the director becoming an executive officer or director of a competitor or customer of the Company.

In the event that a director tenders his or her resignation due to one of these circumstances, the Chairman of the Board will request that the Nominating & Governance Committee make a recommendation to the Board as to whether or not the resignation should be accepted. The Board will then consider the recommendation of the Nominating & Governance Committee and make a decision regarding the acceptance of the resignation.

Non-management directors also are encouraged to limit the number of other boards (excluding non-profit organizations) on which they serve, taking into account their potential board attendance, participation and effectiveness on these boards. Accordingly, non-management directors will advise the Chairman of the Board in advance of accepting an invitation to serve on another board.

10.	Retirement Policy

It is the policy of the Board of Directors that continued membership on the Board presupposes reasonably active participation at meetings of the Board of Directors and its committees and in directing the management of the business and affairs of the Company. Accordingly, the Board has adopted a policy that requires non-management directors to retire from the Board at the conclusion of their term following their 70th birthday. Directors who are employees of the Company are required to resign from the Board on the date that their employment with the Company terminates.

11.	Affiliations of Directors

It is the responsibility of each director to advise the Chairman of the Board of any affiliation with public or privately held enterprises or organizations that may create a potential conflict of interest, potential embarrassment to the Company or possible inconsistency with the Company’s policies or values.

12.	Charitable Solicitation Policy

It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from the Company if the director soliciting the contribution personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by the Company.

13.	Term Limits

The Board does not believe it appropriate to specify a fixed limit to the number of terms a director may serve. Instead, the Nominating & Governance Committee will apply its direct selection criteria, including a director’s past contributions to the Board, prior to recommending a director for re-election to another term.

14.	Chief Executive Officer Evaluation and Management Succession

The Compensation Committee annually will review and evaluate the performance of the Chief Executive Officer as set forth in its charter. The Board will review the Compensation Committee’s report in order to ensure that the Chief Executive Officer is providing the best short-term and long-term leadership for the Company. The Board will meet with the Chief Executive Officer to discuss and review the evaluation.

The Nominating & Governance Committee should report to the Board annually regarding succession planning. In the event of an unanticipated vacancy, the Board will work with the Nominating & Governance Committee to nominate and evaluate potential successors to the Chief Executive Officer.

15. Access to Officers, Employees and Independent Advisors

The Board expects that senior officers of the Company will regularly attend Board and committee meetings, present proposals and otherwise assist in the work of the Board. Members of the Board shall have direct access to any of the Company’s officers and employees. Directors will use their judgment to ensure that any contact with officers or other employees is not disruptive to the Company’s business and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a director and any of the Company’s officers or other employees.

The Board and each committee may retain independent legal, accounting or other advisors as they deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

16.	Code of Conduct

The Board has approved the Company’s Code of Conduct for employees. Directors shall adhere to those sections of the Code of Conduct that are appropriate for members of the Board.

17.	Board’s Interaction with Institutional Investors, the Press, Customers and Other Constituencies of the Company

The Board believes that management should speak for the Company. Individual directors may, from time to time, receive requests for comment from various constituencies who are involved with the Company. It is expected that Board members would meet or otherwise communicate with these constituencies only with the knowledge of management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management. Interested parties may communicate with any of the non-management directors by writing to them in care of the Corporate Secretary, who will forward communications to the non-management directors in the manner approved from time to time by a majority of the non-management directors.

18.	Director Orientation and Continuing Education

The Board or the Company will establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director. The Board or the Company will encourage, but not require, directors to periodically pursue or obtain appropriate programs, sessions or materials relating to the responsibilities of directors of publicly traded companies.

19.	Performance Evaluation

The Board shall annually conduct a self-evaluation to determine whether it and its committees are functioning effectively. The Nominating & Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board at the regularly scheduled February Board meeting. The assessment will consider the Board’s contribution to the Company and will focus on areas in which the Board or management believes that the Board could improve.

The directors periodically shall review with the Chief Executive Officer the effectiveness of Board meetings and the communications between the Board and the Chief Executive Officer.

COMMITTEE MATTERS

20.	Number and Names of Board Committees

The Company shall have standing Audit, Compensation and Nominating & Governance Committees and such other Committees as the Board shall designate from time to time. Each of the Audit, Compensation and Nominating & Governance Committees shall have its own charter, which outlines the purposes, authority and responsibilities of the committee, as well as committee member qualifications, procedures for appointment and removal of members, committee structure and operations, and reporting to the Board. These charters also will provide that each committee will perform an annual self-assessment of the committee’s own performance. The purposes, authority and responsibilities of other committees that the Board may designate shall be determined by the Board.

The Board reserves the right to form new committees or disband or reconstitute a current committee from time to time depending on circumstances. The frequency, length and agenda of meetings of each of the committees are determined by the chair of the committee who also is responsible for reporting the committee’s activity and recommendations to the Board.

21.	Independence of Board Committees

The Audit, Compensation and Nominating & Governance Committees shall be composed entirely of, and chaired by, directors who meet the independence requirements of the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission, as well as any independence requirements set forth in the applicable Committee charter. Notwithstanding the foregoing, the fact that a member of one of those Committees does not meet the applicable independence requirements will not affect the validity of any action of the Committee under applicable law.

22.	Assignment and Rotation of Committee Members

The Nominating & Governance Committee shall be responsible for making recommendations to the Board with respect to assignment of individual directors to various committees. Committee assignments shall be reviewed on an annual basis and rotation of assignments shall be considered periodically based on the special expertise and knowledge required for each position.

SPX CORPORATION

BOARD OF DIRECTORS

INDEPENDENCE STANDARDS

An independent Director is one whom the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has adopted the following categorical standards to assist it in the determination of each Director’s independence. The Board of Directors will determine the independence of any Director having a relationship with the Company that is not covered by these standards, and the Company will disclose such determinations in its annual proxy statements or otherwise at least annually.

A Director will be presumed to be independent for purposes of membership on the Board of Directors and its Committees if the Director:

1.    Has not been an employee of the Company for at least three years, other than in his or her capacity as a former interim Chairman or interim Chief Executive Officer;

2.    Has not, during the last three years, been affiliated with or employed by a present or former internal or external auditor of the Company or of any affiliate of the Company;

3.    Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

4.    Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who shares the Director’s home) who did not satisfy the foregoing criteria during the last three years; provided, however, that with respect to the employment criteria, such Director’s immediate family member may have (i) been affiliated with or employed by a present or former internal or external auditor of the Company or of any affiliate of the Company other than in a professional capacity and (ii) served as an employee but not as an executive officer of the Company during such period;

5.    Has not received, and has no immediate family member who has received, during the last three years, more than $100,000 in any year in direct compensation from the Company (other than in his or her capacity as a member of the Board of Directors or any committee of the Board, compensation for his or her service as interim Chairman or Chief Executive Officer, or pension or other deferred compensation for prior service, so long as such compensation is not contingent in any way on continued service); provided, however, that compensation to such Director’s immediate family member as a non-executive employee shall not be considered in determining independence;

6.    Has not been an executive officer or an employee, and has no immediate family member who has been an executive officer, of a company that made payments to, or received payments from, the Company for property or services in any of the last three years in an amount that in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

7.    Has not been an executive officer or an employee and has no immediate family member who has been an executive officer, of a company to which the Company was indebted at any time during the last three years in an aggregate amount in excess of 5% of the Company’s total assets;

B-1

8.    Does not serve, and has no immediate family member who has served, during the last three years as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years; and

9.    Has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which the Company and its respective trusts or foundations, account or accounted for more than 2% or $1 million, whichever is greater, of such charitable organizations’ consolidated gross revenues, in any of the last three years.

In determining that a Director is independent for purposes of serving on the Audit Committee of the Board of Directors, the Board of Directors will also confirm that the Director:

1.    Has not accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company (other than in his or her capacity as a member of the Board of Directors or any committee of the Board, or pension or other deferred compensation for prior service), so long as such compensation is not contingent in any way on continued service; and

2.    Is not a person “affiliated” with the Company or any subsidiary of the Company, as such term is defined by the Securities and Exchange Commission.

B-2

SPX CORPORATION

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee is established by the Board of Directors for the primary purpose of assisting the Board in overseeing the:

•	integrity of the Company’s financial statements,

•	Company’s compliance with legal and regulatory requirements,

•	independent auditors’ qualifications and independence,

•	performance of the Company’s internal audit function and independent auditors; and

•	Company’s system of disclosure controls and system of internal controls that management and the Board have established.

Management is responsible for the Company’s financial reporting process including its system of internal control, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and compliance with legal and regulatory requirements. We rely, without independent verification, on management’s representation that the financial statements of the Company are prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and that the Company is in compliance with legal and regulatory requirements.

Consistent with this function, the Audit Committee continually will encourage the improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee will also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function and the Board of Directors. The Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties.

The Audit Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any independent auditors, independent counsel or other advisors engaged by the Company, and any ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.

II. INDEPENDENCE

Each member of the Audit Committee must be a member of the Board of Directors, and must otherwise be independent as required by the rules and regulations of the SEC and the NYSE. The Board of Directors shall affirmatively determine that each member of the Audit Committee has no material relationship with the Company1 (either directly or as a partner,

[1]	All references to the Company in this Section II shall be deemed to include the Company’s subsidiaries.

shareholder or officer of an organization that has a relationship with the Company). When assessing the materiality of a member’s relationship with the Company, the Board should consider material relationships of the member, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The basis for a Board determination that a relationship is not material must be disclosed in the Company’s annual proxy statement.

In order to be considered to be independent, a member may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee:

•	Accept directly or indirectly any consulting, advisory or other compensatory fee from the Company, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service);

•	Have been an employee, or have an immediate family member[2] who was an executive officer, of the Company at any point during the preceding three years;[3]

•	Have been affiliated with or employed by, or have an immediate family member who has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company at any point during the preceding three years;

•	Have been employed, or have an immediate family member who has been employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee at any point during the preceding three years;

•	Have been an executive officer or an employee, or have an immediate family member who has been an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, at any point during the preceding three years;[4] or

•	Be an affiliated person of the Company. An affiliated person of the Company is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The following are deemed to be

[2]	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
[3]	Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.
[4]	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the member or immediate family member’s current employer. Charitable organizations shall not be considered “companies” for purposes of this test, provided that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a member serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

affiliates: executive officers of an affiliate; a director who also is an employee of an affiliate; a general partner of an affiliate; and a managing member of an affiliate.

A member will be deemed not to be in control of the Company if the member is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company and is not an executive officer of the Company.5

III. COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets that qualification in its business judgment, and the Board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. If a prospective Audit Committee member simultaneously serves on the audit committees of more than three public companies, then in each case, the Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and disclose such determination in the Company’s annual proxy statement.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least twice annually, or more frequently as circumstances dictate and each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly, by teleconference or in person, with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1.	Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate or that are necessary as a result of new laws or regulations.

[5]	This provision should not be construed to mean that a person who is the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company or any of its subsidiaries necessarily controls or is otherwise an affiliate of a specified person.

2.	Review and discuss with management and the outside auditors the Company’s annual and quarterly financial statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s annual and quarterly reports and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or disclosed to the public, including management certifications as required by the rules and regulations of the SEC and relevant reports rendered by the independent auditors (or summaries thereof).

3.	Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors each Quarterly Report on Form 10-Q prior to its filing.

4.	Discuss periodically earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Independent Auditors

1.	Appoint (subject to shareholder ratification, if applicable), compensate and oversee the work performed by the independent auditors for the purpose of preparing or issuing an audit report or related work on the Company’s consolidated financial statements. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditors’ performance of permissible nonaudit services is compatible with the auditors’ independence.

2.	Review with the independent auditors any problems or difficulties and management’s response and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors and the Company;

•	other material written communications between the independent auditors and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

3.	At least annually, obtain and review a report by the independent auditors describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	(to assess the auditors’ independence) all relationships between the independent auditors and the Company. Any relationships or services that impact the objectivity and independence of the independent auditors will be presented to the Board of Directors along with a corrective action plan.

4.	Report at least annually to the Board regarding the Committee’s assessment, based on its own evaluation and the opinions of management and internal auditors, of the independent auditors’ performance and independence, including an evaluation of the lead partner of the independent auditor.

5.	Obtain assurance from the independent auditors that they are not aware of any illegal acts by employees or management of the Company as set forth in Section 10A(b) of the Securities Exchange Act of 1934.

6.	Maintain a policy by which the Committee, or its designate, reviews and pre-approves both audit and nonaudit services to be provided by the independent auditors (other than with respect to de minimis exceptions permitted by the rules and regulations of the SEC). This duty may be delegated to one or more designated members of the Committee with any such preapproval reported to the Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

7.	Maintain a policy to set forth clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditors.

8.	Monitor the partner rotation of the independent auditing firm, and consider whether rotation of the audit firm itself is necessary or advisable.

Financial Reporting Processes and Accounting Policies

1.	In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes (both internal and external) and the internal control structure (including disclosure controls). Meet with representatives of management on a periodic basis to discuss any matters of concern arising from the disclosure committee’s quarterly process to assist the CEO and CFO in their certifications required by the rules and regulations of the SEC.

2.	Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.	Review analyses prepared by management setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

4.	Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

5.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

6.	Review and approve all related-party transactions.

Internal Audit

1.	Review and advise on the selection or removal of the internal audit director.

2.	Review activities, organizational structure and qualifications of the internal audit function.

3.	Annually, review and recommend changes (if any) to the internal audit charter.

4.	Periodically review with the internal audit director any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work.

5.	Review with the internal audit function of the Company the proposed audit plan for the coming year, staffing, audit procedures to be utilized and the coordination of the plan with the independent auditors. During this review the independence, objectivity and authority of the internal audit function will be assessed.

Other Responsibilities

1.	Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

2.	Periodically review compliance monitoring programs in place within the Company. Consider input of auditors, general counsel and compliance officer(s), as appropriate. During this review, legal and regulatory matters that may have a material impact on the Company’s financial statements and compliance programs will be assessed.

3.	Review directors’ and officers’ expense account audit results.

4.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

5.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement, including, but not limited to whether the Committee:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the independent auditors the matters required to be discussed by SAS 61.

•	Received disclosures from the auditors regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence.

•	Recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Has adopted and complied with its charter.

6.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

7.	Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel or other advisors for the purpose, if appropriate.

8.	Appoint the independent auditors for the purpose of preparing or issuing an audit report or related work for the financial statements of the Company’s benefit plans.

9.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

10.	Establish procedures for:

•	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

SPX CORPORATION

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee is to carry out the Board of Directors’ overall responsibility relating to compensation of the officers of SPX Corporation (the “Company”). The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Composition of the Committee

The Committee will be composed of at least three directors, all of whom satisfy the definition of “independent” under the listing standards of the New York Stock Exchange (NYSE). All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Authority and Responsibilities

1.	The Committee shall review and approve on an annual basis, the corporate goals and objectives with respect to the performance of and compensation for the Chief Executive Officer (“CEO”). At least annually, the Committee shall evaluate the CEO’s performance in light of these established goals and objectives and shall determine and approve the CEO’s annual compensation, including salary, bonus, incentive and equity compensation.

2.	The Committee shall review and approve on an annual basis, the evaluation process, compensation structure, annual compensation of the Company’s other officers, including salary, bonus, incentive and equity compensation.

3.	The Committee shall review the Company’s EVA Incentive Compensation Plan, 2002 Stock Compensation Plan, 1997 Non-Employee Directors’ Compensation Plan, Employee Stock Purchase Plan and other incentive, long-term compensation or equity compensation plans (the “Plans”) and recommend changes in the Plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of the Plans.

4.	The Committee shall review and approve, or recommend to the Board for approval, awards to employees pursuant to any of the Plans and to exercise such other power and authority as may be permitted or required under the Plans.

5.	The Committee shall have the authority to retain and terminate such compensation consultants or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee shall have the sole authority to approve related fees and retention terms of consultants or advisors retained by the Committee.

D-1

6.	The Committee shall report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the matters addressed in this Charter and other matters as the Committee may deem necessary or appropriate.

7.	The Committee shall review and assess the adequacy of this Charter at least annually and recommend any changes to the Board.

8.	The Committee shall annually evaluate the Committee’s own performance.

9.	The Committee shall perform such other functions as assigned by law, the Company’s Certificate of Incorporation or Bylaws, or the Board.

This Charter was adopted February 24, 2004.

D-2

SPX CORPORATION

NOMINATING & GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating & Governance Committee is to:

•	assist the Board in identifying qualified individuals to become Board members and recommend to the Board the director nominees;

•	develop and recommend to the Board the Corporate Governance Guidelines applicable to SPX Corporation (the “Company”);

•	lead the Board in its annual review of the Board’s performance;

•	make recommendations to the Board with respect to the assignment of individual directors to various committees; and

•	make recommendations to the Board with respect to compensation for non-employee directors.

Composition of the Committee

The Committee shall consist of a minimum of three directors who meet the independence requirements of the New York Stock Exchange. The Chief Executive Officer shall attend meetings of the Committee whenever the Committee is meeting to consider corporate governance issues. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Authority and Responsibilities

1.	The Committee shall take a leadership role in identifying individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting and, in the event of a vacancy on the Board, select director nominees to be presented for Board approval to fill the vacancy.

2.	The Committee shall recommend individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand the Company’s business and willingness to devote the necessary time to Board duties.

3.	The Committee shall make recommendations to the Board regarding the size and composition of the Board.

4.	The Committee shall, from time to time and in conjunction with the CEO, review and propose to the Board compensation levels for the non-employee directors, including annual retainers, incentive compensation and awards under the Company’s equity-based plans.

E-1

5.	The Committee shall review the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

6.	The Committee shall have the authority to retain and terminate any search firm to assist in identifying director candidates, and to retain other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

7.	The Committee shall oversee the evaluation of the Board and management.

8.	The Committee shall review and assess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board.

9.	The Committee shall annually review and assess the independence of the individual directors in light of the requirements of the New York Stock Exchange and recommend any changes to the Board.

10.	The Committee shall annually review and assess any questions regarding potential conflicts of interest and shall suggest any action that they deem necessary or appropriate.

11.	The Committee shall maintain procedures for interested parties to communicate directly with the non-employee members of the Board.

12.	The Committee shall report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the matters addressed in this Charter and other matters as the Committee may deem necessary or appropriate.

13.	The Committee shall review and assess the adequacy of this Charter at least annually and recommend any changes to the Board.

14.	The Committee shall annually evaluate the Committee’s own performance.

15.	The Committee shall perform such other functions as assigned by law, the Company’s Certificate of Incorporation or Bylaws, or the Board.

This Charter was adopted February 25, 2004.

E-2

SPX CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR

1. Log on to the Internet and go to http://www.eproxyvote.com/spw		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.		From outside the United States, call direct: 1-201-536-8073

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark your votes as in this example.	5335

The Board of Directors recommends a vote “FOR” Item 1.

SPX CORPORATION

1.	Election of Directors. (Please see reverse)	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

FOR ALL NOMINEES	FOR ☐	WITHHELD ☐	WITHHELD FROM ALL NOMINEES
☐

For, except vote withheld from the following nominee(s):

Please sign exactly as name(s) appear(s) on this proxy. Joint owners, trustees, executors, etc. should indicate the capacity in which they are signing.

Signature: Date: Signature: Date:

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2004

Dear Stockholder:

The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Wednesday, April 28, 2004 at the Ballantyne Resort Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, for the following purposes:

1. To elect three directors to the Board of Directors.

2. To address such other business as may properly come before the meeting.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 8, 2004 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to vote by telephone, by Internet or by completing and signing the attached proxy/voting instruction card. If you choose to vote by mail, detach the card from this letter and return it in the postage paid envelope enclosed in this package. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For shareholders with common shares held in the company’s KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants’ accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participant accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS

CHRISTOPHER J. KEARNEY
Vice President, Secretary and General Counsel

DETACH HERE

PROXY

PROXY/VOTING INSTRUCTION CARD

SPX CORPORATION

Charlotte, North Carolina

ANNUAL MEETING APRIL 28, 2004

This Proxy is Solicited on behalf of the Board of Directors

The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Patrick J. O’Leary, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on April 28, 2004 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and any adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Item 1.

Election of Director Nominees:

01. Sarah R. Coffin (two-year term)

02. Charles E. Johnson II (three-year term)

03. David P. Williams (three-year term)

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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